CERTIFICATE OF INCORPORATION

                                       OF

                                 TELIGENT, INC.

                  FIRST:   The  name  of  the  Corporation  is  Teligent,   Inc.
(hereinafter the "Corporation").

                  SECOND: The address of the registered office of the Corporation in the State of Delaware is 1201 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

                  THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the "DGCL"). The Corporation will have perpetual existence.

                  FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is two hundred seventy-five million
(275,000,000) shares of capital stock, consisting of (i) ten million (10,000,000) shares of preferred stock, each having a par value of one penny ($.01) ("Preferred Stock"), (ii) two hundred million (200,000,000) shares of Class A common stock, each having a par value of one penny ($.01) ("Class A Common Stock"), and (iii) sixty-five million (65,000,000) shares of Class B common stock, each having a par value of one penny ($.01) ("Class B Common Stock" and, collectively with Class A Common Stock, "Common Stock"). The Class B Common Stock shall consist of three series: thirty million (30,000,000) shares of Class B Common Stock shall be designated Series 1 ("Class B-Series 1 Common Stock"), twenty-five million (25,000,000) shares of Class B Common Stock shall be designated Series 2 ("Class B-Series 2 Common Stock") and ten million (10,000,000) shares of Class B Common Stock shall be designated Series 3 ("Class B-Series 3 Common Stock").

                  A. COMMON STOCK

                  (1) Voting Rights.

                  (a) Except as otherwise required by law or this Certificate of Incorporation, the holders of shares of Common Stock shall vote together as a single class. Each share of Common Stock shall entitle the registered holder thereof to one vote. There shall be no cumulative voting.

                  (b) The holders of Class B-Series 1 Common Stock, voting as a separate class, shall be entitled to elect that number of directors equal to the minimum number necessary to constitute a majority of members of the Corporation's Board of Directors ("Class B-Series 1 Directors"); provided, that if at any time the number of issued and outstanding shares of Class B-Series 1 Common Stock (exclusive of any shares held in the Corporation's treasury or by subsidiaries of the Corporation) is less than 20% of the aggregate number of issued and outstanding shares of Common Stock (exclusive of shares held in the Corporation's treasury or by subsidiaries of the Corporation) then, without any further action of any party or the Corporation, all of such issued and outstanding shares of Class B-Series 1 Common Stock shall automatically and irrevocably be converted into an equal number of shares of Class A Common Stock and the holders of Class B-Series 1 Common Stock so converted shall no longer be entitled to elect Class B-Series 1 Directors.

                  (c) The holders of Class B-Series 2 Common Stock, voting as a separate class, shall be entitled to elect one member of the corporation's board of directors ("Class B-Series 2 Director"); provided, that if at any time the number of issued and outstanding shares of Class B-Series 2 Common Stock (exclusive of any shares held in the Corporation's treasury or by subsidiaries of the Corporation) is less than 10% of the aggregate number of issued and outstanding shares of Common Stock (exclusive of shares held in the Corporation's treasury or by subsidiaries of the Corporation) then, without any further action of any party or the Corporation, all of such issued and outstanding shares of Class B-Series 2 Common Stock shall automatically and irrevocably be converted into an equal number of shares of Class A Common Stock and the holders of Class B-Series 2 Common Stock so converted shall no longer be entitled to elect a Class B-Series 2 Director.

                  (d) The holders of Class B-Series 3 Common Stock, voting as a separate class, shall be entitled to elect one member of the corporation's board of directors ("Class B-Series 3 Director"); provided, that if at any time (A) the number of issued and outstanding shares of Class B-Series 3 Common Stock (exclusive of any shares held in the Corporation's treasury or by subsidiaries of the Corporation) is less than (i) 3% of the aggregate number of issued and outstanding shares of Common Stock (exclusive of shares held in the Corporation's treasury or by subsidiaries of the Corporation and shares issued pursuant to the exercise of any warrants, options or other rights to purchase shares issued in connection with any debt issued by the Corporation substantially concurrently with the consummation of the Corporation's initial public offering of Class A Common Stock (the "IPO")) or (ii) 50% of the aggregate number of shares of Class B-Series 3 Common Stock issued and outstanding (exclusive of any shares held in the Corporation's treasury or by subsidiaries of the Corporation and shares issued pursuant to the exercise of any warrants, options or other rights to purchase shares issued in connection with any debt issued by the Corporation substantially concurrently with the IPO) immediately following the merger of Teligent, L.L.C. with and into the Corporation (50% of such aggregate number being referred to as the "Series B-3 Threshold Amount") or (B) Nippon Telegraph and Telephone Corporation ("NTT") or any person or entity controlled by it chooses at any time to engage in, or make a material investment in any person or entity whose principal business is, the provision in the United States of any terrestrial fixed wireless local telecommunications services offered by the Corporation in the same market segments (i.e. business or residential), then, without any further action of any party or the Corporation, all of such issued and outstanding shares of Class B-Series 3 Common Stock shall automatically and irrevocably be converted into an equal number of shares of Class A Common Stock and the holders of Class B-Series 3 Common Stock so converted shall no longer be entitled to elect a Class B-Series 3 Director. In the event of any stock split, reverse stock split, stock dividend or similar transaction with respect to the Class B-Series 3 Common Stock, the Series B-3 Threshold Amount shall be accordingly adjusted.

                (e) The holders of Class A Common Stock and Class B Common Stock voting together as a single class, shall be entitled to elect all members of the Corporation's Board of Directors, other than any Class B-Series 1 Directors, Class B-Series 2 Director or Class B-Series 3 Director ("Common Directors").

              (f) Any Class B-Series 1 Director, Class B-Series 2 Director or Class B-Series 3 Director may be removed with or without cause, but only by the affirmative vote of the holders of a majority of the shares of the series of Class B Common Stock entitled to elect such director voting as a separate class.

               (g) Any Common Director may be removed, with or without cause, but only by the affirmative vote of the holders of a majority of the shares of Class A Common Stock and Class B Common Stock, voting together as a single class.

                  (h) Any vacancy in the office of a director may be filled by a vote of holders of, in the case of any Class B-Series 1 Director, Class B-Series 2 Director or Class B-Series 3 Director, the series of Class B Common Stock entitled to elect such director voting as a separate class and, in the case of any Common Director, the Class A Common Stock and the Class B Common Stock voting together as a single class; provided, that any vacancy in the office of a Common Director may, in the absence of a stockholder vote, be filled by the remaining directors or, if there remains only one director, by such sole remaining director; provided, further, that any vacancy in the office of a Class B-Series 1 Director may, in the absence of a stockholder vote, be filled by the remaining Class B-Series 1 Directors or, if there remains only one Class B-Series 1 Director, by such sole remaining Class B-Series 1 Director.

                  (2) CONVERSION.

                  (a) Each fully paid share of Class B Common Stock shall be convertible at any time, at the option of the registered holder thereof, into one fully paid and nonassessable share of Class A Common Stock of the Corporation.

                  (b) No fractional shares of Class A Common Stock shall be issued upon such conversion, but in lieu thereof the Corporation shall pay to the holder an amount in cash equal to the fair market value (as determined by the Corporation's Board of Directors) of such fractional share.

                                        (c) To convert  shares of Class B Common
Stock, the registered holder thereof shall surrender

the certificate or certificates representing such shares, duly endorsed to the Corporation or in blank (which endorsement shall correspond exactly with the name or names of the registered holder or holders set forth on the face of the certificates and on the stock transfer records of the Corporation), at the office of the transfer agent for the Common Stock (which may be either the Corporation or any third party retained by it for such purpose), and shall give written notice to the transfer agent and the Corporation that such holder elects to convert all or part of the shares represented thereby, stating therein the name or names (with the address or addresses) in which the certificate or certificates for shares of Class A Common Stock are to be issued.

                   (d) If the registered holder fully complies with the foregoing conversion procedures, the Corporation shall, as soon as practicable thereafter, deliver (if the Corporation is then the transfer agent for the shares of the class Common Stock being converted), or instruct the transfer agent to deliver, to such holder, or to such holder's nominee or nominees, a certificate or certificates for the number of shares of Class A Common Stock to which such holder shall be entitled, rounded to the nearest whole number of shares, and a check for any amount payable hereunder in lieu of any fractional share, along with a certificate representing any shares of the Class B Common Stock being converted that the holder has not elected to convert hereunder but which constituted part of the shares of Class B Common Stock represented by the certificate or certificates surrendered.

                  (e) Shares of Class B Common Stock shall be deemed to have been converted as of the close of business on the date of the due surrender of the certificates representing the shares to be converted as provided above, and the person or persons entitled to receive the shares of Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Class A Common Stock at such time.

                  (f) If the Corporation shall in any manner split or subdivide the outstanding shares of any class of Common Stock, the outstanding shares of all other classes of Common Stock shall be split or subdivided in the same manner, proportionately and on the same basis per share.

                  (g) When shares of Class B Common Stock have been converted, they shall be irrevocably canceled and not reissued.

                  (3) TRANSFERS OF CERTAIN COMMON STOCK. No holder of shares of Class B Common Stock shall transfer, and the Corporation shall not register (and shall not permit the transfer agent for such Common Stock to register) the transfer of, any shares of Class B Common Stock or any interest therein, whether by sale, assignment, gift, bequest, pledge, hypothecation, encumbrance, or any other disposition, except to a "Permitted Transferee" of such holder (as defined below). If a holder of shares of Class B Common Stock transfers any such shares to any person or entity other than a Permitted Transferee of such person, such transfer, without any further action of any party or the Corporation, shall automatically and irrevocably convert such shares into an equal number of shares of Class A Common Stock from the date of such transfer. "Permitted Transferee" shall mean only:

                  (a) in the case of any holder of shares of Class B- Series 1 Common Stock, The Associated Group, Inc. ("Associated") and any corporation, partnership or other business entity directly or indirectly controlled by Associated at the time of transfer;

                  (b) in the case of any holder of shares of Class B-Series 2 Common Stock, Dr. Rajendra Singh, Neera Singh and any corporation, partnership or other business entity directly or indirectly controlled by Dr. Rajendra Singh, Neera Singh or their respective executors (to the extent acting in such capacity) or direct descendants; provided, that if any holder of shares of Class B-Series 2 Common Stock ceases to be so controlled, then any shares of Class B-Series 2 Common Stock held by such holder shall be deemed to have been transferred to a person or entity other than a Permitted Transferee; and

                  (c) in the case of any holder of shares of Class B-Series 3 Common Stock, NTT and any corporation, partnership or other business entity directly or indirectly controlled by NTT at the time of transfer.

Not withstanding the foregoing, any holder of shares of Class B Common Stock, or any Permitted Transferee of such holder, shall be permitted to grant a security interest in, or pledge, pursuant to a bona fide financing arrangement involving such holder or Permitted Transferee, all or any portion of such holder's or Permitted Transferee's shares of Class B Common Stock, if (i) such grant or pledge does not require registration or qualification pursuant to any federal or state securities laws and (ii) the Corporation receives copies of any instruments evidencing such grant or pledge and such secured party's or pledgee's written acknowledgment that it has reviewed the terms of this Certificate of Incorporation. No such grant or pledge shall by itself cause the conversion of any such shares of Class B Common Stock into shares of class a common stock; provided, that if any such secured party or pledgee (which is not a Permitted Transferee of the holder making such grant or pledge) forecloses upon any such shares of Class B Common Stock, such foreclosure, without any further action of any party or the Corporation, shall automatically and irrevocably convert such shares into an equal number of shares of Class A Common Stock from the date of such foreclosure.

As used herein, "control" (including correlative terms such as "controlled" and "controlling") shall mean, with respect to any corporation, partnership or other business entity, direct ownership, or indirect ownership through one or more controlled entities, of voting securities having at least 51% of the total voting power of all outstanding voting securities of such corporation, partnership or other business entity. The Corporation and any transfer agent of Class B Common Stock may, as a condition to any transfer or the registration of any transfer of shares of Class B Common Stock, require the furnishing of such affidavits or other proof as they deem necessary to establish that the transferee is a Permitted Transferee of the transferor.

                  (4) DIVIDENDS. Subject to the preferential rights of holders of Preferred Stock, if any, the holders of shares of Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in property or in shares of capital stock. No dividend shall be declared or paid in respect of any class of Common Stock unless the holders of all classes of Common Stock receive the same per share dividend, payable in the same amount and type of consideration, as if such classes constituted a single class, except that if any dividend is declared that is payable in shares of Common Stock, or in subscription or other rights to acquire shares of Common Stock, then (i) such dividend shall be declared and paid at the same rate per share with respect to each class of Common Stock, (ii) the dividend payable on shares of Class A Common Stock shall be payable only in shares of, or in subscription or other rights to acquire shares of, Class A Common Stock and (iii) the dividend payable on shares of each series of Class B Common Stock shall be payable only in shares of, or in subscription or other rights to acquire shares of, the same series of Class B Common Stock.

                  (5) DISSOLUTION, LIQUIDATION OR WINDING UP. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to holders of shares of Preferred Stock, unless otherwise required by law, holders of shares of Common Stock shall be entitled to receive all the remaining assets of the Corporation of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them. The holders of Common Stock shall participate in such assets as if all classes and series of Common Stock constituted a single class of stock. A dissolution, liquidation or winding-up of the Corporation, as such terms are used in this paragraph, shall not be deemed to be occasioned by or to include any consolidation or merger of the Corporation with or into any other corporation or corporations or other entity or a sale, lease, exchange or conveyance of all or a part of the assets of the Corporation.

                  B. PREFERRED STOCK

                  (1) GENERAL. The Board of Directors is expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such distinctive designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series and as may be permitted by the DGCL.

                  FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

                  (1) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

                  (2) The number of directors that shall constitute the whole Board of Directors shall from time to time be fixed exclusively by the Board of Directors by a resolution adopted by a majority of the entire Board of Directors serving at the time of that vote. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Election of directors need not be by written ballot unless the By-Laws so provide. A director shall hold office until the next annual meeting of stockholders of the Corporation and until his successor shall be duly elected and shall duly qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

                  (3) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

                  (4) The presence of a majority of the total number of directors shall constitute a quorum for the transaction of business and, except as otherwise provided herein, the vote of a majority of such quorum shall be required in order for the Board of Directors to act; provided, that unless the right of the holders of Class B-Series 1 Common Stock to elect Class B-Series 1 Directors shall have terminated, a quorum shall not exist if the Class B-Series 1 Directors constitute less than a majority of the directors present for the transaction of business.

                  (5) Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies, removal and other features of such directorships shall be governed by the terms of the instrument creating such class or series of Preferred Stock.

                  SIXTH: Unless otherwise required by the DGCL, special meetings of stockholders, for any purpose or purposes, may be called only pursuant to the affirmative vote of at least a majority of the Board of Directors. Stockholders shall not be entitled to call a special meeting of stockholders, nor to require the Board of Directors to call such a special meeting. Stockholders shall not be entitled to act by written consent in lieu of a meeting; provided, that in connection with the election or removal of any Class B-Series 1 Director, Class B-Series 2 Director or Class B-Series 3 Director, the holders of the series of Class B Common Stock entitled to elect or remove such director voting as a separate class may act by written consent in lieu of a meeting.

                  SEVENTH: In furtherance and not in limitation of the

powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized and empowered to adopt, amend or repeal any provision of the By-Laws of the Corporation.

                  EIGHTH: The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, that except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred by this Article EIGHTH shall include the right to be paid by the Corporation the expenses as incurred in defending or otherwise participating in any proceeding in advance of its final disposition.

                  The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article EIGHTH to directors and officers of the Corporation.

                  The rights to  indemnification  and to the advance of expenses conferred in this Article EIGHTH shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate of Incorporation, the By-Laws of the Corporation, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

                  Any repeal or modification of this Article EIGHTH shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

                  NINTH: No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereto is not permitted under the DGCL as the same exists or may hereafter be amended. If the DGCL is amended hereafter to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or modification of this Article NINTH shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

                  TENTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the DGCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

                  ELEVENTH: Subject to Section 242(b)(2) of the DGCL as in effect on the date hereof, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                  TWELFTH: (1) The Board of Directors of the Corporation shall have all powers necessary to ensure compliance by the Corporation with the foreign ownership restrictions (the "Foreign Ownership Restrictions") under the Communications Act of 1934, as amended, and the rules, regulations and decisions of the Federal Communications Commission ("Communications Act") including, without limitation, the power to prohibit the transfer of any shares of capital stock of the Corporation to any Foreign Owner (as hereinafter defined) and to take or cause to be taken such action as it deems appropriate to implement such prohibition. "Foreign Owner" shall mean (a) any person who is a citizen of a country other than the United States; (b) any corporation or other legal entity organized under the laws of any government other than the government of the United States or of any state, territory or possession of the United States; (c) any government other than the government of the United States or of any state, territory or possession of the United States; and (d) any representative of any of the foregoing or any entity owned or whose capital was contributed in whole or in part by, any of the foregoing.

                  (2) Without limiting the generality of the foregoing, any shares of capital stock of the Corporation determined by the Board of Directors of the Corporation to be beneficially owned by any Foreign Owner, or with respect to which any Foreign Owner has voting rights (pursuant to any agreement, arrangement, understanding or otherwise), shall always be subject to redemption by the Corporation by action of the Board of Directors, to the extent necessary in the sole judgment of the Board of Directors to comply with the Foreign Ownership Restrictions. The terms and conditions of such redemption shall be as follows:

                  (i) the redemption price of the shares to be redeemed shall be equal to the fair market value of such shares, as determined in any manner deemed equitable by the Board of Directors in good faith;

                  (ii) the redemption price of such shares may be paid in cash, securities or any combination thereof;

                  (iii) if less than all the shares held by Foreign Owners are to be redeemed, the shares to be redeemed shall be selected in any manner determined by the Board of Directors; and

                  (iv) from and  after the  redemption  date,  the  shares to be redeemed shall cease to be regarded as outstanding and any and all rights of the holders in respect of the shares to be redeemed or attaching to such shares of whatever nature (including, without limitation, any rights to vote or participate in dividends declared on such shares) shall cease and terminate, and the holders thereof thenceforth shall be entitled only to receive the cash or securities payable upon redemption; and

                  (v) such other terms and conditions as the Board of Directors shall determine.

                  THIRTEENTH:   The  name  and  mailing   address  of  the  Sole
Incorporator is as follows:

                  Mary E. Keogh
                  P.O. Box 636
                  Wilmington, DE 19899

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                                 TELIGENT, INC.

         Teligent,  Inc., a  corporation  organized  and  existing  under and by
virtue  of  the  General   Corporation   Law  of  the  State  of  Delaware  (the
"Corporation"), does hereby certify:

         FIRST: That at a meeting of the Board of Directors of said Corporation resolutions were duly adopted (i) to amend the Corporation's Certificate of Incorporation to increase the authorized shares of Class A common stock from 200,000,000 to 500,000,000; to eliminate the Class B-Series 1 common stock; to increase the number of authorized shares of Class B-Series 2 common stock from 25,000,000 to 50,000,000; and to increase the number of authorized shares of Class B-Series 3 common stock from 10,000,000 to 20,000,000; (ii) declaring said amendments to be advisable; and (iii) directing said amendments to be submitted to the Corporation's stockholders at its next annual meeting of stockholders for consideration thereof. The language of the proposed amendments is as follows:

         1. That Article Fourth of the Certificate of Incorporation of this Corporation shall be amended by deleting the existing Article Fourth and substituting the following language as the new Article Fourth in lieu thereof:

         FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is five hundred eighty million (580,000,000) shares of capital stock, consisting of (i) ten million (10,000,000) shares of preferred stock, each having a par value of one penny ($.01) ("Preferred Stock"), (ii) five hundred million (500,000,000) shares of Class A common stock, each having a par value of one penny ($.01) ("Class A Common Stock"), and (iii) seventy million (70,000,000) shares of Class B common stock, each having a par value of one penny ($.01) ("Class B Common Stock" and, collectively with Class A Common Stock, "Common Stock"). The Class B Common Stock shall consist of two series: fifty million (50,000,000) shares of Class B Common Stock shall be designated Series 2 ("Class B-Series 2 Common Stock") and twenty million (20,000,000) shares of Class B Common Stock shall be designated Series 3 ("Class B-Series 3 Common Stock").

         2. That all references to the Class B-Series 1 common stock in the Certificate of Incorporation of the Corporation be eliminated and of no further force or effect.

         SECOND: That thereafter, pursuant to resolution of its Board of Directors, an annual meeting of the stockholders of said Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required were voted in favor of the amendments.

         THIRD: That said amendments were duly adopted pursuant to the authority contained in the Corporation's Certificate of Incorporation and its By-laws, and in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Certificate of Incorporation to be executed by Laurence E. Harris, Senior Vice President and General Counsel, this 15th day of June 2000.

                                            TELIGENT, INC.

                                        By: /s/ LAURENCE E.HARRIS
                                            -----------------------------------
                                            Laurence E. Harris
                                            Senior Vice President and General
                                            Counsel

                          CERTIFICATE OF CORRECTION OF

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                                 TELIGENT, INC.

It is hereby certified that:

                  1. The name of the corporation (hereinafter called the "Corporation") is Teligent, Inc.

                  2.  The   Certificate   of   Amendment   of   Certificate   of
Incorporation of the Corporation, which was filed by the Secretary of State of Delaware on June 15, 2000, is hereby corrected.

                  3. The inaccuracy to be corrected in said instrument is as follows: The first paragraph of Article Fourth of the Certificate of Incorporation shall be amended by deleting the first paragraph of the existing Article Fourth and replacing it with the language set forth in the Certificate of Amendment of Certificate of Incorporation. Article Fourth subsections A and B of the Certificate of Incorporation of this Corporation shall remain unchanged, except that all references to the Class B-Series 1 common stock in such subsections shall be eliminated and of no further force or effect.

                  4. The portion of the instrument in corrected form is as follows:

         "1. That Article Fourth of the Certificate of Incorporation of this Corporation shall be amended by deleting the first paragraph of the existing Article Fourth and substituting the following language as the new first paragraph of Article Fourth in lieu thereof:

                  FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is five hundred eighty million (580,000,000) shares of capital stock, consisting of (i) ten million (10,000,000) shares of preferred stock, each having a par value of one penny ($.01) ("Preferred Stock"), (ii) five hundred million (500,000,000) shares of Class A common stock, each having a par value of one penny ($.01) ("Class A Common Stock"), and (iii) seventy million (70,000,000) shares of Class B common stock, each having a par value of one penny ($.01) ("Class B Common Stock" and, collectively with Class A Common Stock, "Common Stock"). The Class B Common Stock shall consist of two series: fifty million (50,000,000) shares of Class B Common Stock shall be designated Series 2 ("Class B-Series 2 Common Stock") and twenty million (20,000,000) shares of Class B Common Stock shall be designated Series 3 ("Class B-Series 3 Common Stock").

         Article Fourth subsections A and B of the Certificate of Incorporation of this Corporation shall remain unchanged, except that all references to the Class B-Series 1 common stock in such subsections shall be eliminated and of no further force or effect."

         IN WITNESS WHEREOF, the corporation has caused this Certificate of Correction of the Certificate of Amendment of Certificate of incorporation to be executed by Laurence E. Harris, Senior Vice President and General Counsel, this 10TH day of August 2000.

                                                     TELIGENT, INC.

                              BY:      /S/ LAURENCE E. HARRIS
                                       -----------------------------------------
                                       Laurence E. Harris
                                       Senior Vice President and General Counsel